EXHIBIT 99.12

Certification of Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, of Financial Security Assurance Holdings Ltd. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph W. Simon, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Joseph W. Simon
Chief Financial Officer
August 13, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.